UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ARGAN, INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________
(Name of Person(s) Filing Proxy Statement)

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One Church Street
Suite 401
Rockville, MD 20850
301-315-0027
fax 301-315-0064
www.arganinc.com

May 12, 2008

Dear Fellow Argan, Inc. Stockholder:

You are cordially invited to attend our 2008 Annual Meeting of Stockholders to be held on Wednesday, June 18, 2008, at 11 a.m. local time at the offices of Allen & Company LLC located at 711 Fifth Avenue, 9th Floor, New York, New York 10022.

Enclosed herein are the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and proxy card from the Board of Directors of Argan, Inc. The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Stockholders Meeting and Proxy Statement.

Please use this opportunity to take part in our business by voting on the matters to come before this meeting. Please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting. Voting by returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

As described in the enclosed materials, the Company’s Board of Directors has approved the matters included in these proposals, and believes that they are fair to, and in the best interests of, the Company’s stockholders. The Board of Directors recommends a vote “FOR” each of the proposals being presented to the stockholders.

I look forward to meeting you on June 18.

Very truly yours,

/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chief Executive Officer

If you plan to attend the 2008 Annual Meeting on June 18, 2008, as a courtesy to the building management at 711 Fifth Avenue, we request that you call, fax or email your intentions so that we can notify the front desk of your attendance. Please notify Sherolyn Nanson by phone at 301-315-0027, by fax at 301-315-0064, or by email at ssnanson@arganinc.com.

Argan, Inc.
One Church Street, Suite 401
Rockville, Maryland 20850

Notice of
Annual Meeting of Stockholders
To Be Held Wednesday, June 18, 2008

To Our Stockholders:

Our 2008 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on June 18, 2008 at 11:00 a.m., local time, at the offices of Allen & Company LLC located at 711 Fifth Avenue, 9th Floor, New York, New York 10022.

At the Annual Meeting you will be asked to consider and vote upon the following matters:

1. The election of seven directors to our Board of Directors, each to serve until our 2009 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal.

2.  The amendment of the Company’s 2001 Stock Option Plan (the “Option Plan”) in order to increase the total number of shares of common stock reserved for issuance under the Option Plan from 650,000 shares to 1,150,000 shares;

3. The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending January 31, 2009.

4. To transact any other business that may properly come before the 2008 Annual Meeting of Stockholders or any adjournment or postponement of the meeting.

These items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on May 2, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please cast your vote by completing, dating, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Arthur F. Trudel
Arthur F. Trudel
Corporate Secretary

Rockville, Maryland
May 12, 2008

Argan, Inc.
One Church Street, Suite 401
Rockville, Maryland 20850

Proxy Statement

May 12, 2008

The accompanying proxy is solicited on behalf of the Board of Directors of Argan, Inc., a Delaware corporation (referred to herein as “Argan” or the “Company”), for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 18, 2008, at 11:00 a.m., local time, at the offices of Allen & Company LLC located at 711 Fifth Avenue, 9th Floor, New York, New York 10022. This Proxy Statement and the accompanying form of proxy card are being mailed on or about May 16, 2008 to stockholders of record on May 2, 2008. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2008 is enclosed with this Proxy Statement.

At the Annual Meeting, stockholders will be asked to consider and vote upon three proposals: (1) the election of seven directors to serve until the 2009 Annual Meeting of Stockholders (the "Election of Directors"); (2) the amendment of our 2001 Stock Option Plan (the “Option Plan”) to increase shares of common stock reserved for issuance from 650,000 shares to 1,150,000 shares; and (3) the ratification of the selection of the Company's independent registered public accountants (the "Ratification of Accountants").

If a proxy in the accompanying form is properly executed and returned to the Company in time for the Annual Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted against or is an abstention on a listed matter, proxies will be voted “FOR” each of the three proposals set forth above and otherwise in the discretion of the proxy holders as to any other matter that may come before the Annual Meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Voting

Each stockholder is entitled to one vote for each share of Argan, Inc. common stock (“Common Stock”) that the stockholder owns as of May 2, 2008 with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Record Date

Only stockholders of record at the close of business (5:00 p.m. Eastern Daylight Time) on May 2, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Stockholders of record will be entitled to one vote for each share of Common Stock held. For information regarding holders of more than 5% of the outstanding Common Stock, see “Principal Stockholders.”

Outstanding Shares

At the close of business on the Record Date, there were 11,120,026 shares of Common Stock outstanding. The closing price of our Common Stock on the Record Date, as reported by the American Stock Exchange, was $12.90 per share.

Quorum; Effect of Abstentions and “Broker Non−Votes”

A majority of the shares of Common Stock outstanding on the Record Date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

If stockholders indicate on their proxy card that they wish to abstain from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals.

If a stockholder does not give a proxy to his/her broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors to our Board and the ratification of Grant Thornton LLP as our independent registered public accountants. Brokers cannot vote on their customers’ behalf on “non−routine” proposals. These rules apply to us notwithstanding the fact that shares of our Common Stock are traded on the American Stock Exchange market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and will also be counted for the purpose of determining the outcome of such “routine” proposals. If a broker chooses to leave these shares unvoted, even on “routine” proposals, they will be counted for the purpose of establishing a quorum, but not for determining the outcome of any of the proposals.

Voting Rights; Required Vote

Holders of Common Stock are entitled to one vote for each share held as of the Record Date. The effect of abstentions (i.e. if you or your broker mark “ABSTAIN” on a proxy card) and broker non−votes on the counting of votes for each proposal is described below. Broker non−votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker holding shares in street name for the beneficial owner thereof does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non−routine” proposals. For the purpose of determining whether stockholders have approved a matter, abstentions are treated as shares present or represented and voting. Broker non−votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, though they are counted toward the presence of a quorum as discussed above.

The votes required to approve each proposal are as follows:

• Election of Directors. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Abstentions and broker non−votes are not taken into account in determining the outcome of the election of directors.

• Remaining Proposals. Approval of the remaining proposals requires the affirmative vote by holders of at least a majority of the shares of Common Stock who attend the Annual Meeting in person, or are represented at the Annual Meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non−votes will not be taken into account in determining the outcome of the vote on these proposals.

Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the Annual Meeting will be deemed not to have voted on the Election of Directors, the proposed increase to the Option Plan and the Ratification of Accountants.

The Named Executive Officers and the Directors of the Company will vote the shares of Common Stock beneficially owned or controlled by them (representing approximately 40% of the shares of Common Stock issued and outstanding) in favor of each of the proposals discussed above.

You may revoke your proxy at any time before it is voted. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Corporate Secretary at Argan, Inc., One Church Street, Suite 401, Rockville, Maryland 20850, by executing and delivering a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors with respect to the proposals described herein.

A quorum of stockholders is necessary to take action at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company entitled to vote at the meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. The inspector of elections will treat broker non-votes as present and entitled to vote for purposes of determining whether a quorum is present.

Voting of Proxies

If you complete and properly sign each proxy card you receive and return it in the prepaid envelope to us, it will be voted in accordance with the specifications made on the proxy card. If no specification is made on a signed and returned proxy card, the shares represented by the proxy will be voted “FOR” each proposal, including “FOR” the election to the Board of each of the nominees named on the proxy card, and “FOR” any other matter that may be properly brought before the Annual Meeting. If you attend the Annual Meeting, you may also vote in person, and any previously submitted votes will be superseded by the vote you cast in person at the Annual Meeting.

Adjournment of Meeting

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. After the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph, facsimile, e-mail or in person. After the original mailing of the proxy cards and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our Common Stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. The Company may reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

Revocability of Proxies

Any person signing a proxy card in the form accompanying this Proxy Statement has the power to revoke it at any time before it is voted. A proxy may be revoked by signing and returning a proxy card with a later date, by delivering a written notice of revocation to Continental Stock Transfer & Trust Company (our stock transfer agent) at 17 Battery Place, New York, New York 10004, or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the Common Stock and that the broker, bank or other nominee is not voting the shares at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and shall have been qualified. Vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then in office.

At the Annual Meeting, stockholders of the Company are being asked to elect seven directors, all of whom currently serve in that capacity. Unless a stockholder withholds authority, the holders of proxies representing shares of Common Stock will vote “FOR” the election of each of the nominees listed below.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the Board of Directors.

Directors/Nominees

The names of the nominees, their ages as of April 30, 2008, and certain information about them are set forth below:

Name	Age	Position
Rainer H. Bosselmann	65	Chairman of the Board
Henry A. Crumpton	51	Director
DeSoto S. Jordan	63	Director
William F. Leimkuhler	56	Director
Daniel A. Levinson	47	Director
W.G. Champion Mitchell	61	Director
James W. Quinn	50	Director

Rainer H. Bosselmann. Mr. Bosselmann has been a Director and Chairman of the Board of Directors since May 2003 and Chief Executive Officer since October 2003. Mr. Bosselmann was a Director and Vice Chairman of the Board from January 2003 to May 2003. Mr. Bosselmann was Chairman of the Board, Chief Executive Officer and a Director of Arguss Communications, Inc. (“Arguss”), a telecommunications infrastructure company listed on the New York Stock Exchange, from 1996 through 2002 and President of Arguss from 1997 through 2002. Since 1996, Mr. Bosselmann has served as a principal with Holding Capital Group, Inc., a firm engaged in mid-market acquisitions and investments. From 1991 through 1995, Mr. Bosselmann served as Vice Chairman of the Board and President of Jupiter National, Inc. ("Jupiter National"), a business development company listed on the American Stock Exchange.

Henry A. Crumpton. Mr. Crumpton has been a Director of the Company since February 2008. Mr. Crumpton has been Chairman of the Crumpton Group since February 2007. He was Ambassador-at-Large for Counterterrorism at the United States Department of State from August 2005 to February 2007. Mr. Crumpton was Chief of the National Resources Division at the Central Intelligence Agency from 2003 to August 2005.

DeSoto S. Jordan. Mr. Jordan has been a Director of the Company since May 2003. Mr. Jordan has been Chairman of Afton Holdings, LLC, a private equity firm, since 2000. Mr. Jordan was a co-founder of Perot Systems Corporation and served as an officer from 1988 to 1999 and as a Director since February 2004. Mr. Jordan was a Director of Arguss from 1999 through 2002.

William F. Leimkuhler. Mr. Leimkuhler has been a Director since June 2007. He has been General Counsel and Director of Business Development of Paice Corporation, a privately held developer of hybrid electric powertrains, since 1999. From 1994 through 1999, he held various positions with Allen & Company LLC, a New York investment banking firm, initially serving as the firm’s General Counsel. Prior to that, Mr. Leimkuhler was a corporate partner with the New York law firm of Werbel & Carnelutti (now Heller Ehrman White & McAuliffe). Mr. Leimkuhler is a Director of Speedus Corp. (NASDAQ: SPDE), Integral Systems, Inc. (NASDAQ: ISYS) and U.S. Neurosurgical, Inc. (OTCBB: USNU), and also serves on the Board of a number of privately held companies.

Daniel A. Levinson. Mr. Levinson has been a Director of the Company since May 2003. In 1997, Mr. Levinson founded Main Street Resources, a niche sponsor of private equity transactions, and has been its managing partner. Since 1998, Mr. Levinson has been President of MSR Advisors, Inc. From 1988 to 1997, Mr. Levinson was one of the principals of Holding Capital Group. Mr. Levinson was also a Director of Arguss from 2000 through 2002.

W.G. Champion Mitchell. Mr. Mitchell has been a Director of the Company since October 2003. Since January 2003, Mr. Mitchell has been Chairman of the Board and Chief Executive Officer of Network Solutions, Inc. which is engaged in the creation, marketing and management of digital identity and web presence products. From August 2001 to 2003, Mr. Mitchell was Executive Vice President and General Manager, Mass Markets Division, of VeriSign Inc. which is a provider of critical Internet infrastructure services. From May 1999 to March 2000, Mr. Mitchell was Chairman, President and Chief Executive Officer of Convergence Equipment Company, a telephony switch manufacturer. From February 1997 until May 1999, Mr. Mitchell was Chairman and Chief Executive Officer of Global Exchange Carrier Co., an Internet telephone networking company.

James W. Quinn. Mr. Quinn has been a Director of the Company since May 2003. Mr. Quinn is currently a Managing Director of Allen & Company LLC, an investment banking firm. Since 1982, Mr. Quinn has served in various capacities at Allen & Company LLC and its affiliates, including head of the Corporate Syndicate Department and Chief Financial Officer. Mr. Quinn served as a Director of Arguss from 1999 through 2002.

Composition of Board of Directors

The number of directors which shall constitute the whole Board of Directors shall be not less than four nor more than ten. The seven current directors will stand for re-election at the Annual Meeting as described in this Proxy Statement. Mr. Crumpton joined the Board of Directors in February 2008. In December 2007, the Company announced the passing of Peter L. Winslow who had been a member of our Board of Directors since June 2003.

Board of Directors Meetings and Committees

During the fiscal year ended January 31, 2008, the Board of Directors met four (4) times, including telephone conference meetings, and acted by unanimous written consent on six (6) occasions. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which the director served during the fiscal year.

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. The functions of each of these committees and their members are specified below. The latter three committees operate under written charters approved by the Board of Directors, which are available on our website at www.arganinc.com.

The Board of Directors has an Executive Committee comprised of Messrs. Bosselmann (who is the chairman of this committee), Jordan and Levinson. The Executive Committee, which held no meetings during fiscal year 2008, is authorized to exercise the general powers of the Board of Directors managing the business and affairs of the Company between meetings.

The members of the other three committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating Committee

Henry A. Crumpton
DeSoto S. Jordan	Member	Chairman	Member
William F. Leimkuhler	Chairman	Member
Daniel A. Levinson
W.G. Champion Mitchell	Member		Member
James W. Quinn		Member	Chairman

The Board has determined that the following members of the Board are independent directors, as such term is defined in Section 121 of the American Stock Exchange Company Guide: Messrs. Crumpton, Jordan, Leimkuhler, Mitchell and Quinn. The independent directors may meet from time to time in executive session without the other members. It is the Board’s intent to add Mr. Crumpton to the Audit Committee after the Annual Meeting and to relieve Mr. Mitchell of the Audit Committee duties which he assumed temporarily after the passing of Mr. Winslow.

Audit Committee. During the fiscal year ended January 31, 2008, the Audit Committee met ten (10) times, including telephone conference meetings. The written charter of the Audit Committee was adopted in October 2003. The members of the Audit Committe are all independent directors under applicable SEC and stock exchange rules. In addition, the Board of Directors has determined that at least one of the independent directors serving on the Audit Committee, Mr. Leimkuhler, is an audit committee financial expert, as that term has been defined by SEC rules.

The Audit Committee assists the full Board of Directors in its oversight of our financial accounting, reporting and internal controls by meeting with members of management and our independent auditors. The Audit Committee has the responsibility to review our annual audited financial statements, and meets with management and the independent auditors at the end of each quarter to review the quarterly financial results. In addition, this group considers and approves the employment of, and approves the fee arrangements with, independent auditors for audit and other functions. The Audit Committee reviews our accounting policies and internal controls.

Compensation Committee. During the fiscal year ended January 31, 2008, the Compensation Committee met two (2) times, including telephone conference meetings. The members of the Compensation Committe are all independent directors under applicable stock exchange rules. No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended January 31, 2008. The written charter for the Compensation Committee was adopted in April 2004.

The Compensation Committee is responsible for implementing and reviewing executive compensation plans, policies and programs in an effort to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of executive officers with the long-term interests of the Company’s stockholders. To that end, it is the responsibility of the Compensation Committee to develop and approve periodically a general compensation policy and salary structure for executive officers of the Company which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate. It is the responsibility of the Compensation Committee to review and recommend for approval by the independent directors of the full Board of Directors the compensation (salary, bonus and incentive compensation) of the Chief Executive Officer of the Company, to review and approve the compensation (salary, bonus, incentive and other compensation) of the other executive officers of the Company, and to review and approve perquisites offered to executive officers of the Company. This group shall also review and approve corporate goals and objectives relevant to the compensation of executive officers of the Company, evaluate performance in light of the goals and objectives, and review and approve all employment, retention and severance agreements for executive officers of the Company. The Compensation Committee acts on behalf of the Board of Directors in administering compensation plans approved by the Board and/or the stockholders of the Company (including the Company’s 2001 Stock Option Plan) in a manner consistent with the terms of such plans, reviews and makes recommendations to the Board of Directors with respect to new compensation incentive and equity-based plans, and reviews and make recommendations to the Board on changes in major benefit programs for executive officers of the Company. The Compensation Committee also reviews the management succession program for the Chief Executive Officer and selected executive officers of the Company.

Nominating Committee. The written charter of the Nominating Committee was adopted in April 2004. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors, and recommending to the Board of Directors the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board of Directors to fill any vacancies on the Board. Each member of the Nominating Committee participated in the search process which resulted in its recommendation to the Board of Directors that Mr. Crumpton be added.

Directors are not required to meet any specific or minimum qualifications. The Nominating Committee does, however, use certain selection criteria as a guide in its selection process including the following: (i) nominees should have a reputation for integrity, honesty and adherence to high ethical standards; (ii) nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company; (iii) nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees; (iv) nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; (v) nominees should not have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and (iv) nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The Nominating Committee is also responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

The Nominating Committee will consider nominees for the Board of Directors recommended by stockholders. Nominations by stockholders must be in writing, must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock. Nominations must be delivered to following address:

Nominating Committee
Argan, Inc.
c/o Corporate Secretary
One Church Street, Suite 401
Rockville, Maryland 20850

Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as director if elected. The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board of Directors.

Director Attendance at the Annual Meeting

Although the Company does not have a formal policy with respect to the attendance of members of our Board of Directors at annual meetings, the Company strongly encourages directors to attend the annual meeting. All but one of our directors attended last year’s annual meeting, and we expect that all of our directors will attend this year's Annual Meeting.

Compensation of Directors

Effective February 1, 2008, each non-employee director of the Company receives an annual fee of $20,000, plus $300 for each formal meeting attended. Members of the Audit Committee receive an additional annual fee of $5,000. Directors are also reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. Directors are also eligible for the award of options to purchase shares of our common stock.

The following table summarizes the fees and other compensation earned by non-employee members of our Board of Directors during the fiscal years ended January 31, 2008 and 2007:

Name	Year	Fees	Stock Option Awards(1)	All Other Compensation	Total Compensation

DeSoto S. Jordan	2008	$5,800	$—	$—	$5,800
	2007	7,300	14,200	—	21,500

Daniel A. Levinson	2008	$2,475	$—	$—	$2,475
	2007	4,300	14,200	—	18,500

William F. Leimkuhler	2008	$18,750	$42,352	$—	$61,102
	2007	—	—	—	—

W.G. Champion Mitchell	2008	$4,300	$—	$—	$4,300
	2007	4,300	14,200	—	18,500

James W. Quinn	2008	$5,200	$—	$—	$5,300
	2007	7,300	14,200	—	21,500

Henry A. Crumpton(2)	2008	$—	$—	$—	$—
	2007	—	—	—	—

T. Kent Pugmire(3)	2008	$926	$—	$—	$926
	2007	4,600	14,200	—	18,800

Peter L. Winslow(4)	2008	$5,500	$—	$—	$5,500
	2007	7,300	14,200	—	21,500

(1)
Amounts represent the dollar amounts recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with Financial Accounting Standard No. 123R, “Share-Based Payments.”

(2)	Mr. Crumpton was appointed to the Board of Directors in February 2008.

(3)	Mr. Pugmire resigned from the Board of Directors in June 2007.

(4)	In December 2007, the Company announced the passing of Mr. Winslow.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINATED DIRECTOR.

PROPOSAL NO. 2

AMENDMENT TO THE STOCK OPTION PLAN

Background

On April 1, 2008, the Board of Directors adopted a resolution, subject to stockholder approval, to amend the Option Plan to increase the number of shares of Common Stock issuable thereunder from 650,000 to 1,150,000. On June 19, 2007, the stockholders approved an amendment to the Option Plan that increased the number of shares issuable thereunder from 250,000 to 650,000.

The Board of Directors believes that stock options are valuable tools for the recruitment, retention and motivation of qualified employees, including officers, and other persons who can contribute materially to the Company’s success. As of March 31, 2008, only 76,225 shares of Common Stock were currently available for award under the Option Plan. During the fiscal year ended January 31, 2008, options to purchase 212,000 shares of our Common Stock were awarded to new key employees and a new director. In addition, stock options were granted to key employees of Gemma Power Systems LLC and its affiliated companies (“Gemma”) which was acquired by us in December 2006. This acquisition added management and non-management employees to the Company’s existing workforce. We may hire additional management and non-management employees as a result of future business acquisitions or other growth of the Company. The Board of Directors believes that it is important to have additional shares available under the Option Plan to provide adequate incentives to new employees and other key members of the Company’s workforce. The material features of the Option Plan, including the proposed amendment, are outlined below. The following summary is qualified in its entirety by reference to the full text of the Option Plan, a copy of which has been filed with the Securities and Exchange Commission.

The 2001 Stock Option Plan

Purpose. The purpose of the Option Plan is to continue to provide an incentive to employees, directors, consultants and others who are in a position to contribute materially to the long term success of the Company, to increase such person’s interest in the Company’s welfare and to aid in retaining individuals with outstanding ability. The Plan is administered by the Board of Directors of the Company.

Eligibility. The Option Plan currently provides for the grant to employees, officers, directors and consultants of options to purchase up to 650,000 shares of Common Stock. The proposed amendment would increase the number of shares issuable upon exercise of options to 1,150,000. Options may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified options. Incentive stock options may be granted only to employees of the Company (including directors who are employees), while non-qualified options may be issued to directors (whether or not an employee), consultants and other non-employees of the Company. The Board of Directors of the Company has the authority to determine those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option exercise price.

Terms of the Options. The per share purchase price of the Common Stock subject to an incentive stock option may not be less than the fair market value of the Common Stock at the time the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors of the Company. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that first becomes exercisable by any employee in any one calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”) shall be eligible to receive any incentive stock options under the Option Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Options awarded under the Option Plan must be granted no later than July 19, 2011. Incentive stock options granted under the Option Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to a 10% Stockholder are limited to five year terms. All options granted under the Option Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionholder having a fair market value equal to the exercise price of the options being exercised, or by a combination of those methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

Transferability. No stock option may be transferred by an optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, the option will be exercisable only by him or her. In the event that any options expire or terminate unexercised as to any shares covered thereby, the shares shall become available once again for the granting of other options under the Option Plan.

Federal Income Tax Information. Options granted under the Option Plan may be either incentive stock options or nonstatutory options (also referred to as non-qualified options). If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alterative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee by the Company, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon the exercise of a nonstatutory option.

The foregoing is only a summary of the effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete and references should be made to the applicable provisions of the Code. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Equity Compensation Plan Information

The following table sets forth certain information, as of January 31, 2008, concerning securities authorized for issuance under warrants and options to purchase Common Stock.
	Number of Securities Issuable under Outstanding Warrants and Options	Weighted-Average Exercise Price of Outstanding Warrants and Options	Number of Securities Remaining Available for Future Issuance

Equity Compensation Plans Approved by the Stockholders (1)	425,275	$6.07	206,225

Equity Compensation Plans Not Approved by the Stockholders	—	—	—

Totals	425,275	$6.07	206,225

(1)
Approved Plans include the Company’s 2001 Stock Option Plan. As of January 31, 2008, a total of 650,000 shares of Common Stock had been authorized for issuance under the Option Plan by the stockholders.

In connection with the Company’s private placement offering of Common Stock that occurred in April 2003, the Company also issued warrants to purchase 230,000 shares of Common Stock to various parties. Included were (1) warrants to purchase an aggregate of 180,000 shares of Common Stock that were issued to three individuals (including Messrs. Bosselmann and Trudel) who became executive officers of the Company upon completion of the offering, and (2) warrants to purchase 50,000 shares of Common Stock that were issued to MSR Advisors, Inc. Mr. Levinson, a Director of the Company, is the President of MSR Advisors, Inc. The purchase price per share of Common Stock under all of these warrants is $7.75; the warrants expire in April 2013. As of January 31, 2008, warrants to purchase 226,000 shares of Common Stock were outstanding.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER FROM 650,000 TO 1,150,000.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as the independent registered public accountants to perform the audit of our financial statements for our fiscal year ending January 31, 2009, and our stockholders are being asked to ratify the Audit Committee’s selection. Grant Thornton has served as our independent auditors since May 2006. Representatives of the accounting firm are expected to be present at the Annual Meeting, have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Fees

The following represents fees estimated and billed by Grant Thornton for professional services provided in connection with the audit of our financial statements for the fiscal years ended January 31, 2008 and 2007. In addition, in accordance with the SEC’s guidelines, we have itemized audit-related, tax and other fees paid to Grant Thornton during those years.

	2008	2007
Audit Fees	$395,000	$305,000
Audit-Related Fees	—	28,000
Tax Fees	52,000	56,000
All Other Fees	—	5,000
Total Fees	$447,000	$394,000

Audit Fees. This category consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the quarterly condensed consolidated financial statements and services that are normally provided by Grant Thornton in connection with the review of SEC registration statements and other accounting consultation.

Audit-Related Fees. This category includes fees billed for the performance of audits and other due diligence procedures conducted in connection with the review of potential acquisitions.

Tax Fees. This category consists of fees billed for professional services provided in the areas of tax compliance, tax advice and tax planning.

All Other Fees. This category consists of fees for products and services other than the services reported above, including assistance with the documentation of financial policies and processes, and the evaluation and testing of internal controls over financial reporting.

Audit Committee Pre−Approval Policies and Procedures

The Audit Committee of the Board of Directors has established a policy requiring the advance approval of any non-audit services to be performed by our independent registered public accountants or any other accounting or audit firm. Occasionally, the Audit Committee Chairman pre-approves certain non-audit related fees and the entire Audit Committee ratifies the Chairman’s pre-approval in a subsequent Audit Committee meeting in accordance with SEC requirements. For the fiscal year ended January 31, 2008, the Audit Committee followed these guidelines in approving all services rendered by accounting and audit firms.

THE BOARD RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of three independent directors. The Audit Committee adopted a written charter, a copy of which can be found on the Company website at www.arganinc.com. The Board of Directors has made a determination that the members of the Audit Committee satisfy the independence and other requirements of applicable American Stock Exchange and SEC rules. The Board of Directors has also made the determination that at least one member of the Audit Committee is a “financial expert” as that term is defined in applicable SEC rules.

The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company in October 2003. The Audit Committee is responsible for, among other things, appointing, establishing the compensation for, supervising and, where appropriate, replacing the Company’s independent public accountants; considering the qualifications and independence of the Company’s independent accountants; approving all audit and non-audit services provided by the Company’s independent public accountants; and reviewing and discussing with Company management and the Company’s independent public accountants the Company’s financial statements. The Company’s independent public accountants are required to report directly to the Audit Committee. The Audit Committee also reviews the Company’s accounting policies, internal control procedures and systems and compliance activities and also reviews the Charter of the Audit Committee.

The following is a report on the Audit Committee’s activities relating to the fiscal year ended January 31, 2008.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements as of January 31, 2008 and for the year then ended with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountants

The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received from Grant Thornton LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP matters relating to the firm’s independence from the Company.

Recommendation That Financial Statements Be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements described above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008 for filing with the Securities and Exchange Commission.

April 16, 2008

William F. Leimkuhler (Chairman, Audit Committee)
DeSoto S. Jordan (Member, Audit Committee)
W.G. Champion Mitchell (Member, Audit Committee)

PRINCIPAL STOCKHOLDERS

    The following table shows the amount of our Common Stock beneficially owned as of January 31, 2008, by (i) each director, (ii) each executive officer named in the Executive Compensation table below, (iii) all directors and executive officers as a group, and (iv) each person who, to our knowledge, owns beneficially more than five percent (5%) of our Common Stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of January 31, 2008, we had 11,110,301 shares of Common Stock outstanding. Unless otherwise noted in the footnotes below, the address for each of the individuals listed in the table below is c/o Argan, Inc., One Church Street, Suite 401, Rockville, Maryland 20850.

	Shares	Beneficial
	Beneficially	Ownership
Name and Address	Owned (1)	Percentage (1)
William F. Griffin, Jr.	1,500,334	13.5%
MSR Advisors, Inc. (2)	1,370,270	12.3%
Daniel A. Levinson (3)	1,388,270	12.4%
Joel M. Canino	1,283,333	11.6%
Rainer H. Bosselmann (4)	372,560	3.3%
Arthur F. Trudel (5)	120,000	1.1%
James W. Quinn (6)	94,570	*
DeSoto S. Jordan (7)	15,000	*
W.G. Champion Mitchell (7)	15,000	*
William F. Leimkuhler	—	—
Henry A. Crumpton	—	—
Officers and Directors as a Group (10 Persons) (8)	4,789,000	41.9%
Steven N. Bronson (9)	587,500	5.3%
Richard L. Scott (10)	1,550,000	14.0%

*	Less than 1%.

(1)
Applicable percentage of ownership is based on 11,110,301 shares of common stock outstanding as of January 31, 2008, together with applicable options and warrants for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within 60 days of January 31, 2008 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based upon a Schedule 13D/A filed with the Commission by MSR Advisors, Inc. and certain affiliates on January 4, 2007. The filing includes 1,320,270 shares of Common Stock and warrants to purchase 50,000 shares of Common Stock beneficially owned (in the aggregate) by MSR Advisors, Inc., a Connecticut corporation ("MSRA"); MSR I SBIC Partners, LLC, a Connecticut limited liability company ("MSRI Partners"); MSR I SBIC, L.P., a Delaware limited partnership ("MSRI LP"); MSR Fund II L.P., a Delaware limited partnership (“MSRII LP”); and MSR Fund II GP, LLC, a Delaware limited liability company (“MSRII GP”). Of such shares, MSRA has sole voting and dispositive power with respect to 50,000 shares subject to the warrant and shared voting and dispositive power with respect to 1,320,270 shares; MSRI LP has sole voting and dispositive power with respect to 879,730 shares; MSRI Partners has shared voting and dispositive power with respect to 879,730 shares; MSRII LP has sole voting and dispositive power with respect to 440,540 shares; and MSRII GP has shared voting and dispositive power with respect to 440,540 shares. MSRA is the manager of MSRI Partners and MSRII GP, and investment advisor to MSRI LP and MSRII LP. The business address of MSRA, MSRI Partners, MSRI LP, MSRII LP, and MSRII GP is 8 Wright Street, Westport, Connecticut 06880. Each of MSRA, MSRI Partners, MSRI LP, MSRII LP, and MSRII GP (each an “MSRA Person”) disclaims beneficial ownership of all shares and warrants of the Company beneficially owned by the other MSRA Persons, except to the extent such person has sole voting and dispositive power with respect to such securities.

(3)
Includes options to purchase 15,000 shares of Common Stock held by Mr. Levinson, all of which are fully vested. Includes 1,320,270 shares and warrants to purchase 50,000 shares beneficially owned (in the aggregate) by the MSRA Persons. Includes 3,000 shares owned directly by Tri-Lev LLC, a Connecticut limited liability company ("Tri-Lev"). Mr. Levinson, a Director of the Company, is the President and sole shareholder of MSRA, and is the Managing Member of MSRI Partners, MSRII GP and Tri-Lev. MSRI Partners and MSRII GP are the General Partners of MSRI LP and MSRII LP, respectively. The business address of Mr. Levinson and Tri-Lev is 8 Wright Street, Westport, Connecticut 06880. Mr. Levinson disclaims beneficial ownership of all shares and warrants of the Company beneficially owned by the MSRA Persons.

(4)
Includes 238,710 shares owned by Mr. Bosselmann, 23,850 shares owned by Mr. Bosselmann’s wife (of which Mr. Bosselmann disclaims beneficial ownership), and options to purchase 50,000 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock, all of which are held by Mr. Bosselmann and are fully vested.

(5)	Includes 10,000 shares of Common Stock owned by Mr. Trudel and options to purchase 50,000 shares of Common Stock and warrants to purchase 60,000 shares held by Mr. Trudel, all which are fully vested.

(6)
Includes options to purchase 15,000 shares of common stock held by Mr. Quinn, all of which are fully vested. Does not include 531,183 shares of common stock held by Allen & Company LLC and affiliates. Mr. Quinn disclaims beneficial ownership of the shares held by Allen & Company LLC and affiliates.

(7)	In each case, includes options to purchase 15,000 shares of Common Stock, all of which are fully vested.

(8)
Includes options to purchase 50,000 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock held by Mr. Bosselmann, options to purchase 50,000 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock held by Mr. Trudel, warrants to purchase 50,000 shares of Common Stock held by MSRA (of which Mr. Levinson is President), and options to purchase 60,000 shares of Common Stock held by certain Directors of the Company.

(9)
Based on a Form 13D filed by Steven N. Bronson of Catalyst Financial LLC on June 1, 2007. Mr. Bronson’s business address is 100 Mill Plain Road, Danbury, Connecticut 06811. Mr. Bronson reports sole voting and investment power with respect to 581,500 shares and shared voting and investment power with respect to the balance.

(10)
Excludes options to purchase an aggregate of 400,000 shares of Common Stock from Messrs. Griffin and Canino. Options to purchase 200,000 shares are exercisable at a purchase price of $12.50 per share and expire in October 2008. Options to purchase an additional 200,000 shares are exercisable at a purchase price of $15.00 per share and expire in October 2009. The address for Mr. Scott is c/o Jeffrey S. Buschman, Esq., Boult Cummings Connors & Berry, PLC, 1600 Division Street, Suite 700, Nashville, Tennessee 37203.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total amount of compensation paid to or earned by the “Named Executive Officers” for services in all capacities for the fiscal years ended January 31, 2008 and 2007. The Company’s Named Executive Officers include the Chief Executive Officer, the Chief Financial Officer and the Vice Chairmen of Gemma Power Systems.

Name and Principal Position	Year	Salary Earned	Bonus Earned	Stock Option Awards(1)	All Other Compensation(2)	Total Compensation

Rainer H. Bosselmann	2008	$200,000	$175,000	$—	$1,200	$376,200
Chief Executive Officer	2007	154,167	100,000	71,000	900	326,067

Arthur F. Trudel	2008	$200,000	$150,000	$—	$1,600	$351,600
Senior Vice President,	2007	191,670	100,000	58,500	1,100	351,270
Chief Financial Officer
and Corporate Secretary

Joel M. Canino	2008	$560,000	$500,000	$—	$—	$1,060,000
Vice Chairman, Gemma	2007	79,300	—	—	—	79,300
Power Systems

William F. Griffin, Jr.	2008	$680,000	$500,000	$—	$—	$1,180,000
Vice Chairman, Gemma	2007	96,300	—	—	—	96,300
Power Systems

(1)
Amounts represent the dollar amounts recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with Financial Accounting Standard No. 123R, “Share-Based Payments.”

(2)	Amounts represent matching contributions made pursuant to the Company’s 401(k) plan.

Executive Officers Who Are Not Directors

Mr. Trudel, age 58, has been Secretary of the Company since April 2006, Senior Vice President and Chief Financial Officer of the Company since May 2003 and a corporate officer of the Company since January 2003. From 1997 to 2002, Mr. Trudel served as Chief Financial Officer of Arguss Communications, Inc. From 1988 to 1997, Mr. Trudel was Senior Vice President and Chief Financial Officer of JHM Capital Corporation.

Mr. Canino, age 69, has been Vice Chairman, Gemma Power Systems (“GPS”, wholly-owned by Argan, Inc.), since December 2006. From March 1997 to December 2006, he was a fifty (50) percent owner and a senior executive officer of GPS.

Mr. Griffin, age 53, has been Vice Chairman, Gemma Power Systems since November 1, 2007. From December 6, 2006 to November 1, 2007, he was Chief Executive Officer of GPS. From March 1997 to December 2006, he was a fifty (50) percent owner and a senior executive officer of GPS.

Summary of Employment Arrangements

Rainer H. Bosselmann and Arthur F. Trudel. On January 3, 2005, the Company entered into substantially similar employment agreements with (i) Rainer H. Bosselmann as its Chief Executive Officer, and (ii) Arthur F. Trudel as its Senior Vice President, Chief Financial Officer and Corporate Secretary (each, an “Executive”).

Pursuant to the employment agreements, the Company agreed to employ each Executive for an initial term of one year, which term will automatically renew for successive one year periods unless the Company or the Executive provides at least 90 days prior written notice of its or his election not to renew. Currently, the employment term anniversary date is January 3 for both Mr. Bosselmann and Mr. Trudel. The agreements provide for each Executive to receive during the employment period an annual base salary of $150,000, subject to increase (but may not be reduced) from time to time in such amounts as the Company, in its reasonable discretion, deems to be appropriate, and an annual bonus in the discretion of the Board of Directors of the Company, subject to the satisfaction of reasonable performance criteria established for the Executive with respect to such year. During the fiscal year ended January 31, 2007, the annual base salary for each Executive was increased to $200,000. The agreements further provide that each Executive may participate in any stock option, incentive and similar plans established by the Company and shall be granted stock options and other benefits similar to options and benefits granted to other executives, subject in all cases to the satisfaction by the Executive of the terms and conditions of such plans and to the reasonable exercise by the Board of any discretion granted to it or them thereunder.

In addition, under the employment agreements, in the event that an Executive’s employment is terminated for any of the reasons specified below or there occurs a “change in control”, the Executive will receive as severance pay in a single lump sum payment, an amount equal to twenty-four (24) months of his base salary within thirty (30) days after the Executive’s termination of employment or change of control, as the case may be, based on twelve (12) times the Executive’s final full month salary at the date the Executive’s employment ceases or at the date of the change in control, as the case may be, without reduction or offset for any other monies which the Executive may thereafter earn or be paid. The reasons which cause severance pay to be paid to an Executive include:

(i)
termination by the Executive because of a material diminution of the Executive’s duties, authority or responsibility, or a material impairment by action of the Company of his ability to perform his duties and responsibilities, regardless of whether such diminution is accompanied by a change in the Executive’s title with the Company;

(ii)
termination by the Executive because of a material breach by the Company of any provision of the employment agreement, which breach continues for a period of thirty (30) days after written notice of such breach is given by the Executive to the Company; and

(iii)	termination by the Company at any time without cause, including notice of non-renewal of the employment agreement.

Each Executive shall also be entitled for a period of twenty-four (24) months from the termination of his employment or a change in control, as the case may be, to the continuation of all benefits provided to the Executive, excluding sick and vacation time, subject to any applicable employee co-payments.

If an Executive’s employment is terminated by the Company by reason of the Executive’s death, disability or “for cause” or voluntarily by the Executive for any reason other than as set forth in the preceding paragraph, the Company will not be obligated to make any payments to the Executive by reason of his cessation of employment other than such amounts, if any, of his base salary that have accrued and remain unpaid and such other amounts which may then otherwise be payable to the Executive from the Company’s benefit plans or reimbursement policies, if any.

Joel M. Canino and William F. Griffin, Jr. The Company entered into substantially similar employment agreements with Messrs Canino and Griffin (the “Gemma Executives”) in December 2006. These agreements were amended, effective February 29, 2008.

Pursuant to the employment agreements as amended, the Company has agreed to employ each Gemma Executive until June 7, 2009. The employment terms will automatically renew for successive one-year periods unless the Company or the Gemma Executive provides at least three months prior written notice of its or his election not to renew. As amended, the agreements provide for Messrs Canino and Griffin to receive during the employment periods annual base salaries of $560,000 and $680,000, respectively. The agreements, as amended, require the payment of a bonus to each Gemma Executive related to the fiscal year ended January 31, 2008 in the amount of $500,000 by March 31, 2008. The Gemma Executives shall each be entitled to a bonus in the amount of $500,000 for the fiscal year ending January 31, 2009 if the Adjusted EBITDA (as defined in each original employment agreement) of GPS exceeds $20 million. If the Adjusted EBITDA of GPS for the fiscal year exceeeds, $25 million, the bonus amount for each Gemma Executive shall be $1 million. In accordance with the employment agreements, as amended, and effective June 8, 2008, the Gemma Executives shall no longer serve as senior executives of GPS, but shall perform all services as may be assigned by the board of directors of GPS.

The employment agreements provide that the Company will maintain key-man insurance policies on the life of each Gemma Executive in an amount not less than $5 million with Argan, Inc. named as the sole beneficiary.

Under the employment agreements, in the event that a Gemma Executive’s employment is terminated by the Company for its convenience, or by the Gemma Executive for Good Reason (as defined in the employment agreements), the Gemma Executive shall be entitled to continue to receive his salary for the remainder of the current employment term. Each Gemma Executive shall also be entitled to the continuation of all benefits provided to the Gemma Executive, excluding sick and vacation time, subject to any applicable employee co-payments for the period from the termination of his employment to the end of the current employment term.

If a Gemma Executive’s employment is terminated by the Company by reason of death, disability or “for cause” or voluntarily by the Gemma Executive for any reason other than as set forth in the paragraph above, the Company will not be obligated to make any payments to the Gemma Executive by reason of his cessation of employment other than such amounts, if any, of his base salary that have accrued and remain unpaid and such other amounts which may then otherwise be payable to the Gemma Executive from the Company’s benefit plans or reimbursement policies, if any.

Outstanding Equity Awards Table

The following table sets forth certain information concerning exercisable and unexercisable warrants and options to purchase shares of Common Stock that were held by our Named Executive Officers (identified in the Summary Compensation table above) as of January 31, 2008. There are no outstanding Common Stock awards for either Mr. Canino or Mr. Griffin.

	Number of Securities Underlying Unexercised Warrants and Options		Exercise	Expiration
Name	Exercisable	Unexercisable	Price/Share	Date

Rainer H. Bosselmann	60,000	—	$7.75	4/29/2013
	50,000	—	2.65	6/21/2016

Arthur F. Trudel	60,000	—	$7.75	4/29/2013
	50,000	—	2.15	4/20/2016

CERTAIN RELATIONSHIPS AND RELATED PART TRANSACTIONS

On December 8, 2006, the Company completed a private offering of 2,853,335 shares of Common Stock at a price of $3.75 per share for aggregate proceeds of $10.7 million. Proceeds of this offering were used for the purchase of Gemma Power Systems, LLC (“GPS”) and affiliated companies. Two of the investors, MSR I SBIC, L.P. (“MSRI LP”) and MSR Fund II, L.P. (“MSRII LP”), which acquired 92,793 and 440,540 shares in the offering, respectively, are controlled by Daniel A. Levinson, a Director of the Company. Two other investors, Allen & Company LLC and Allen SBH Investments, LLC (Allen SBH) which acquired 80,000 and 266,667 shares of Common Stock in the offering, respectively, are affiliates of James W. Quinn, a Director of the Company. In addition, Mr. Quinn acquired 26,667 shares for his own account.

On May 4, 2006, the Company completed a private offering of 760,000 shares of Common Stock at a price of $2.50 per share for aggregate proceeds of $1.9 million. The Company used $1.8 million of the proceeds to pay down an equal amount of the subordinated note due the former owner of Vitarich Laboratories, Inc., a wholly-owned subsidiary of the Company. The remainder of the proceeds were used for general corporate purposes. Allen SBH and Mr. Quinn acquired 120,000 and 40,000 shares in the offering, respectively. In addition, MSRI acquired 240,000 shares in the offering.

COMPLIANCE UNDER SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company’s directors, certain officers, and any persons holding more than 10% of the Company’s Common Stock (“Reporting Persons”) to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established, and the Company is required to disclose any failure to file by these dates during the fiscal year ended January 31, 2008 in this Proxy Statement.

In making this disclosure, the Company has relied solely on its review of copies of Section 16(a) reports filed with the SEC and representations received by the Company from Reporting Persons, without conducting any independent investigations of its own.

The Company believes that the following Reporting Persons failed to timely file Forms 3, 4 or 5 with the SEC during the fiscal year ended January 31, 2008.

Mr. Canino sold 117,000 shares of Common Stock on June 28, 2007; this transaction was reported on Form 4 on July 30, 2007. In addition, included among other dispositions by Mr. Canino during the fiscal year ended January 31, 2008 were the sales of an aggregate of 37,500 shares of our Common Stock in two transactions where the required Fom 4 report was filed within five days of the respective due date.

On October 29, 2007, Mr. Canino and Mr. Griffin each sold 100,000 shares of Common Stock to Richard Scott, and reported the dispositions on Form 4 on November 1, 2008, one day late. Mr. Scott reported the acquisition of the shares on November 5, 2008, five days late.

Mr. Leimkuhler was late in filing his initial Form 3 upon joining the Board of Directors; the report was filed on September 27, 2007.

STOCKHOLDER NOMINATIONS AND PROPOSALS; DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2009 ANNUAL STOCKHOLDER MEETING

Our Certificate of Incorporation provides that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company. To be timely for the 2009 Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received by the Corporate Secretary of the Company at the principal executive offices of the Company by January 16, 2009. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Article Thirteenth and Fourteenth of our Certificate of Incorporation.

Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and our bylaws and Certificate of Incorporation. Stockholders wishing to present a proposal at our 2009 Annual Meeting of Stockholders must submit such proposal not less than 70 days prior to the next scheduled annual meeting or if less than 70 days prior notice of the next meeting is provided to our stockholders, within 10 days of the announcement of the next annual meeting.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate with the Board of Directors, or any of the Company’s individual directors, by sending their communications to the Board of Directors, or to any individual director, at the following address:

Board of Directors of Argan, Inc.
c/o Corporate Secretary
One Church Street, Suite 401
Rockville, Maryland 20850

All stockholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board of Directors, or, in the case of communications sent to an individual director, to such director.

OTHER BUSINESS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.